Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

The Board of Directors
Summit Global Logistics, Inc.:

We consent to the incorporation by reference in the Amendment to the Annual Report (Form 10-K/A) dated June 19, 2007 of Summit Global Logistics, Inc. and Subsidiaries, of our report on FMI Holdco I LLC and Subsidiary dated March 21, 2006 (except for Footnote 5 which is dated April 7, 2006 and for Footnote 13 which is dated September 20, 2006), relating to the financial statements and financial statement schedules, which appears in this Form 10-K/A.

/s/ BDO Siedman, LLP

Woodbridge, New Jersey
June 19, 2007